EXHIBIT 99.2


                  INTERWAVE COMMUNICATIONS INTERNATIONAL,, LTD.

                                1999 OPTION PLAN


       1.     PURPOSES OF THE PLAN.  The purposes of this 1999 Option Plan are:

              - to attract and retain the best available personnel for positions of substantial responsibility,

              - to provide additional incentive to Employees, Directors and Consultants, and

              -      to promote the success of the Company's business.

              Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Share Purchase Rights may also be granted under the Plan.

       2. DEFINITIONS. As used herein, the following definitions shall apply:

              (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

              (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Share Purchase Rights are, or will be, granted under the Plan.

              (c)    "BOARD" means the Board of Directors of the Company.

              (d)    "CODE" means the Internal Revenue Code of 1986, as amended.

              (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

              (f)    "COMMON SHARES" means the Common Shares of the Company.

              (g) "COMPANY" means Interwave Communications International, Ltd., a Bermuda corporation.

              (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

              (i)    "DIRECTOR" means a member of the Board.

              (j) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

              (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is

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guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

              (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Shares determined as follows:

                     (i) If the Common shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                     (ii) If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Common Shares shall be the mean between the high bid and low asked prices for the Common shares on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

                     (iii) In the absence of an established market for the Common shares, the Fair Market Value shall be determined in good faith by the Administrator.

              (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

              (o) "IPO EFFECTIVE DATE" means the date upon which the Securities and Exchange Commission declares the initial public offering of the Company's Common Shares as effective.

              (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

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              (q)    "NOTICE OF GRANT" means a written or electronic notice
evidencing certain times and conditions of an individual Option or Share Purchase Right grant. The Notice of Grant is part of the Option Agreement.

              (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

              (s)    "OPTION" means a stock option granted pursuant to the Plan.

              (t) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

              (u) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

              (v) "OPTIONED SHARE" means the Common Shares subject to an Option or Share Purchase Right.

              (w) "OPTIONEE" means the holder of an outstanding Option or Share Purchase Right granted under the Plan.

              (x)    "OUTSIDE DIRECTOR" means a Director who is not an Employee.

              (y) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

              (z)    "PLAN" means this 1999 Option plan.

              (aa) "RESTRICTED SHARES" means common shares acquired pursuant to a grant of Share Purchase Rights under Section 11 of the Plan.

              (bb) "RESTRICTED SHARE PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to shares purchased under a Share Purchase Right. The Restricted Share Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

              (cc) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

              (dd)   "SECTION 16(b) " means Section 16(b) of the Exchange Act.

              (ee)   "SERVICE PROVIDER" means an Employee, Director or
Consultant.

              (ff) "SHARE" means a Common Share, as adjusted in accordance with Section 14 of the Plan.

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              (gg)   "SHARE PURCHASE RIGHT" means the right to purchase Common
Shares pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

              (hh) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

       3. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,500,000 Shares, plus (a) any Shares which were reserved but unissued under the Company's 1994 Stock Plan ("1994 Plan") as of the date of shareholder approval of the original adoption of this Plan, (b) any Shares subsequently returned to the 1994 Plan as a result of termination of options or repurchase of Shares issued under the 1994 Plan, and (c) an annual increase to be added on the first day of the Company's fiscal year beginning in fiscal year 2000 equal to the lesser of (i) 2,000,000 Shares, (ii) 4% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common shares.

              If an Option or Share Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Share Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

       4.     ADMINISTRATION OF THE PLAN.

              (a)    PROCEDURE.

                     (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                     (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                     (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                     (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

              (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     (i)    to determine Fair Market Value;

                     (ii) to select the Service Providers to whom Options and Share Purchase Rights may be granted hereunder;

                     (iii) to determine the number of Common Shares to be covered by each Option and Share Purchase Right granted hereunder;

                     (iv) to approve forms of agreement for use under the Plan;

                     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Share Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Share Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Share Purchase Right or the Common Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                     (vi) to reduce the exercise price of any Option or Share Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Shares covered by such Option or Share Purchase Right shall have declined since the date the Option or Share Purchase Right was granted;

                     (vii)  to institute an Option Exchange Program;

                     (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                     (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                     (x) to modify or amend each Option or Share Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                     (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Share Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                     (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Share Purchase Right previously granted by the Administrator;

                     (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

              (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Share Purchase Rights.

       5. ELIGIBILITY. Nonstatutory Stock Options and Share Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

       6.     LIMITATIONS.

              (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

              (b) Neither the Plan nor any Option or Share Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

              (c)    The following limitations shall apply to grants of Options:

                     (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

                     (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 100,000 Shares, which shall not count against the limit, set forth in subsection (i) above.

                     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

                     (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

       7. TERM OF PLAN. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

       8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of capital shares of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

       9.     OPTION EXERCISE PRICE AND CONSIDERATION.

              (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                     (i)    In the case of an Incentive Stock Option

                            (A)    granted to an Employee who, at the time the
Incentive Stock Option is granted, owns capital shares representing more than ten percent (10%) of the voting power of all classes of the capital shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                            (B)    granted to any Employee other than an
Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                     (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                     (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

              (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

              (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                     (i)    cash;

                     (ii)   check;

                     (iii)  promissory note;

                     (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                     (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                     (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                     (vii)  any combination of the foregoing methods of payment;
or

                     (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

       10.    EXERCISE OF OPTION.

              (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

                     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. Subject to Section 14, if an Optionee ceases to be a Service Provider (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is specified in the Option Agreement (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option the extent the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

       11.    SHARE PURCHASE RIGHTS.

              (a) RIGHTS TO PURCHASE. Share Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Share Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Share Purchase Agreement in the form determined by the Administrator.

              (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Share Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Share Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

              (c) OTHER PROVISIONS. The Restricted Share Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

              (d) RIGHTS AS A SHAREHOLDER. Once the Share Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share Purchase Right is exercised, except as provided in Section 14 of the Plan.

       12. NON-TRANSFERABILITY OF OPTIONS AND SHARE PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Share Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Share Purchase Right transferable, such Option or Share Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

       13. FORMULA OPTION GRANTS TO OUTSIDE DIRECTORS. Outside Directors shall be automatically granted Options each year in accordance with the following provisions:

              (a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

              (b) Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (a "Subsequent Option") following each annual meeting of the shareholders of the Company, except in the case of the first such annual meeting after the IPO Effective Date, if as of such date, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

              (c) Notwithstanding the provisions of subsections (b) and (c) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 20 hereof.

              (d) The terms of each Option granted pursuant to this Section shall be as follows:

                     (i)    the term of the Option shall be ten (10) years.

                     (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

                     (iii) Each Option shall vest as to 1/12 of the Optioned Shares each month following the date of grant, such that the Option shall be fully vested and exercisable one year from the date of grant of the Option.

     Each new Outside Director shall also be eligible for a discretionary option grant upon first becoming a Director, provided that such option grants can be made to Outside Directors without violating applicable regulations of the Securities and Exchange Commission.

       14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

              (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Common Shares covered by each outstanding Option and Share Purchase Right, the number of common shares covered by First Options and Subsequent Options to be granted under the Plan, the number of common shares which have been authorized for issuance under the Plan but as to which no Options or Share Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Share Purchase Right and the number of Common Shares which may be added to the Plan each fiscal year (pursuant to Section 3), as well as the price per share of Common shares covered by each such outstanding Option or Share Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued common shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an Option or Share Purchase Right.

              (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least 15 days prior to such proposed action. To the extent it has not been previously exercised, an Option or Share Purchase Right will terminate immediately prior to the consummation of such proposed action.

              (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Share Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.
 In the event that the successor corporation refuses to assume or substitute for the Option or Share Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Share Purchase Right as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Share Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Share Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Share Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Share Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Shares subject to the Option or Share Purchase Right immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Common Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Share Purchase Right, for each Share of Optioned Shares subject to the Option or Share Purchase Right, to be solely stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Shares in the merger or sale of assets.

       15. DATE OF GRANT. The date of grant of an Option or Share Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Share Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

       16.    AMENDMENT AND TERMINATION OF THE PLAN.

              (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

              (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

              (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

       17.    CONDITIONS UPON ISSUANCE OF SHARES.

              (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Share Purchase Right unless the exercise of such Option or Share Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Share Purchase Right, the Company may require the person exercising such Option or Share Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

       18. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

       19. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       20. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                  INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.

                                1999 OPTION PLAN

                            EMPLOYEE OPTION AGREEMENT

       Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.     NOTICE OF OPTION GRANT

       [Optionee's Name and Address]

       You have been granted an option to purchase Common Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

       Grant Number
                                                -------------------------------
       Date of Grant
                                                -------------------------------
       Vesting Commencement Date
                                                -------------------------------
       Exercise Price per Share                 $
                                                  -----------------------------
       Total Number of Shares Granted
                                                -------------------------------
       Total Exercise Price                     $
                                                  -----------------------------

       Type of Option:                          ___Incentive Stock Option

                                                ___Nonstatutory Stock Option

       Term/Expiration Date:
                                                -------------------------------

       VESTING SCHEDULE:

       Subject to accelerated vesting as set forth in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

       25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.

       TERMINATION PERIOD:

       This Option may be exercised for three (3) months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for twelve (12) months after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.    AGREEMENT

       A.     GRANT OF OPTION.

              The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

              If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

       B.     EXERCISE OF OPTION.

              (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

              (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Option Plan Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

       C.     METHOD OF PAYMENT.

              Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

               1.    cash; or

               2.    check; or

               3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

               4. surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

       D.     NON-TRANSFERABILITY OF OPTION.

              This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

       E.     TERM OF OPTION.

              This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

       F.     TAX CONSEQUENCES.

              Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               1.    EXERCISING THE OPTION.

                     (a) NONSTATUTORY STOCK OPTION. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver
Shares if such withholding amounts are not delivered at the time of exercise.

                     (b) INCENTIVE STOCK OPTION. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

               2.    DISPOSITION OF SHARES.

                     (a) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                     (b) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

                     (c) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

       G.     ENTIRE AGREEMENT; GOVERNING LAW.

              The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

       H.     NO GUARANTEE OF CONTINUED SERVICE.

              OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

       By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                INTERWAVE COMMUNICATIONS
                                        INTERNATIONAL, LTD.

----------------------------------      -----------------------------------
Signature                               By

----------------------------------      -----------------------------------
Print Name                              Title

----------------------------------
Residence Address

----------------------------------

                                    EXHIBIT A

                   INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

                                1999 OPTION PLAN

                                 EXERCISE NOTICE



Interwave Communications International, Ltd.
656 Bair Island Boulevard, Suite 108
Redwood City, CA 94065

Attention:  Chief Financial Officer

       1. EXERCISE OF OPTION. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ Common Shares (the "Shares") of Interwave Communications International, Ltd. (the "Company") under and pursuant to the Interwave Communications International, Ltd. 1999 Option Plan (the "Plan") and the Employee Option Agreement dated, _____ (the "Option Agreement"). The purchase price for the Shares shall be $_____, as required by the Option Agreement.

       2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

       3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

       4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

       5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

       6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.


Submitted by:                       Accepted by:

PURCHASER                           INTERWAVE COMMUNICATIONS
                                    INTERNATIONAL, LTD.

----------------------------------  -----------------------------------
Signature                           By

----------------------------------  -----------------------------------
Print Name                          Its


ADDRESS:                            ADDRESS:

----------------------------------  Interwave Communications International, Ltd.
                                    656 Bair Island Boulevard, Suite 108
----------------------------------  Redwood City, CA 94065



                                    -----------------------------------
                                    Date Received

                  INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.

                            DIRECTOR OPTION AGREEMENT

       Interwave Communications International, Ltd., (the "Company"), has granted to ___________________ (the "Optionee"), an option to purchase a total of [________ (____)] of the Company's Common Shares (the "Optioned Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1999 Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

       1. NATURE OF THE OPTION. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

       2.     EXERCISE PRICE.  The exercise price is $_______ for each Common
Share.

       3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 10 of the Plan as follows:

               (i)   RIGHT TO EXERCISE.

                     (a) This Option shall become exercisable with respect to 1/12 of the Optioned Shares on each month following the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the shareholders of the Company approve the Plan.

                     (b) This Option may not be exercised for a fraction of a share.

                     (c) In the event of Optionee's death, Disability or other termination of service as a Director, the exercisability of the Option is governed by Section 10 of the Plan.

               (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Option Plan Administrator of the Company. The written notice shall be accompanied by payment of the exercise price.

       4. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

               (i)   cash;

               (ii)  check; or

               (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

               (iv) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

       5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

       6. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

       7.     TERM OF OPTION.  This Option may not be exercised more than ten
(10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

       8. TAXATION UPON EXERCISE OF OPTION. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

       DATE OF GRANT:
                      ---------------

                                   Interwave Communications International, Ltd., a Bermuda corporation

                                   By:
                                      ----------------------------------------

       Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

       Dated:
              ---------------

                                   ------------------------------------
                                   Optionee

                                    EXHIBIT A
                         DIRECTOR OPTION EXERCISE NOTICE

Interwave Communications International, Ltd.
656 Bair Island Boulevard, Suite 108
Redwood City, CA 94065

Attention:  Corporate Secretary

       1. EXERCISE OF OPTION. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ______ of the Common Shares (the "Shares") of Interwave Communications International, Ltd. (the "Company") under and pursuant to the Company's 1999 Option Plan and the Director Option Agreement dated _______________ (the "Agreement").

       2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Agreement.

       3. FEDERAL RESTRICTIONS ON TRANSFER. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the "1933 Act"), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

       4. TAX CONSEQUENCES. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

       5. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

       6. ENTIRE AGREEMENT. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                      Accepted by:

OPTIONEE                           INTERWAVE COMMUNICATIONS
                                   INTERNATIONAL, LTD.

--------------------------------   ------------------------------------------
Signature                          By

--------------------------------   ------------------------------------------
Print Name                         Its


ADDRESS:                           ADDRESS:

--------------------------------   Interwave Communications International, Ltd.
                                   656 Bair Island Boulevard, Suite 108
--------------------------------   Redwood City, CA 94065



                                   Date Received: